UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2021

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 415 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2021, LendingClub Corporation (the “Company”) convened its annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 71,250,575 shares of common stock, representing 73.28% of the shares of common stock outstanding and entitled to vote as of April 8, 2021, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following proposals at the Annual Meeting:

1.The election of Allan Landon, Timothy Mayopoulos and Patricia McCord as Class I directors each to serve until the 2024 Annual Meeting of Stockholders or until his or her successor has been elected and qualified or his or her earlier death, resignation or removal.

2.The approval of, on a non-binding advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement.

3.The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

4.The approval of a management proposal to amend the Company’s Restated Certificate of Incorporation to phase-in the declassification of the Company’s Board of Directors.

5.The approval of a management proposal to amend the Company’s Restated Certificate of Incorporation to add a federal forum selection provision.

6.The approval of, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

For more information about the proposals, see the Company’s proxy statement dated April 20, 2021 and the Company's proxy supplement dated April 26, 2021. The final results for each of the proposals submitted to a vote at the Annual Meeting are as follows:

1. Election of Directors

Nominees - Class I Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Allan Landon	54,337,365	875,746	22,941	16,014,523
Timothy Mayopoulos	52,270,556	2,951,706	13,790	16,014,523
Patricia McCord	52,255,455	2,964,322	16,275	16,014,523

Based on the votes set forth above, each Class I director nominee was duly elected to serve until the 2024 Annual Meeting of Stockholders or until his or her successor has been elected and qualified or his or her earlier death, resignation or removal.

2. Advisory Vote on the Compensation of the Company's Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
51,690,247	3,517,347	28,458	16,014,523

Based on the votes set forth above, the advisory vote on the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement was approved.

3. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,080,559	158,157	11,859	N/A

Based on the votes set forth above, the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021 was duly approved.

4. Management Proposal to Amend the Company's Restated Certificate of Incorporation (Declassification)

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
55,102,957	117,549	15,546	16,014,523

Under the Company's Restated Certificate of Incorporation, this proposal required the affirmative vote of the holders of at least two-thirds of all outstanding shares of the Company's stock to pass. Based on the votes set forth above, the management proposal to amend the Company’s Restated Certificate of Incorporation to phase-in the declassification of the Company’s Board of Directors was not approved.

5. Management Proposal to Amend the Company's Restated Certificate of Incorporation (Federal Forum Selection)

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,697,401	7,513,286	25,365	16,014,523

Under the Company's Restated Certificate of Incorporation, this proposal required the affirmative vote of the holders of at least a majority of all outstanding shares of the Company's stock to pass. Based on the votes set forth above, the management proposal to amend the Company’s Restated Certificate of Incorporation to add a federal forum selection provision was not approved.

6. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Votes For 1-Year	Votes For 2-Years	Votes For 3-Years	Votes Abstained	Broker Non-Votes
53,338,109	11,126	1,793,595	93,222	16,014,523

Based on the votes set forth above, the Company’s stockholders have voted, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officer occur every year. In light of this advisory vote, the Company has determined that it will hold future advisory votes on the compensation of the Company’s named executive officers every year until the next stockholder advisory vote on the frequency of future advisory votes on executive compensation.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	June 4, 2021	By:	/s/ Brandon Pace
Brandon Pace
Chief Administrative Officer and Corporate Secretary
(duly authorized officer)